Exhibit 10.5

                            OPTION PURCHASE AGREEMENT

             This OPTION PURCHASE AGREEMENT dated effective as of December 30, 1997 by and between Hein-Werner Corporation, a Wisconsin corporation (the "Company") and Massachusetts Mutual Life Insurance Company, a Massachusetts corporation, MassMutual Participation Investors and MassMutual Corporate Investors (collectively the "Seller"),

                                   WITNESSETH

             WHEREAS, the Seller is the holder of certain options entitling the holder thereof to purchase a total of 752,478 duly authorized, validly issued and fully paid shares of the Company's common stock, at a purchase price of $5.98 per share and represented by certain Hein-Werner Corporation Certificates dated as of September 3, 1996 and May 30, 1997 (the "Options"), and

             WHEREAS, the Company desires to acquire the Options and the Seller desires to sell the Options in accordance with the terms, conditions and provisions set forth herein.

             NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other fair and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

   1.        Purchase and Sale of the Options.

             Terms. Subject to the terms and conditions of this Agreement, the Seller hereby sells the Options to the Company, and the Company hereby purchases the Options from the Seller, for an aggregate purchase price of $1,000,000 (One Million Dollars). Payment of the aggregate purchase price shall be made by the Company in immediately available funds and the Seller will thereafter promptly deliver the Options to the Company duly endorsed in form to be transferred to the Company. Such payment and delivery shall occur as soon as possible, but in no event later than January 30, 1998.

   2. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Company as follows:

             (a) Corporate Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with corporate power to own its properties and to conduct its business as now conducted. The Seller has full legal right, power and authority to enter into and perform this Agreement.

             (b) Authorization. The execution and delivery of this Agreement by the Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller.

             (c) Title. The Seller has good and marketable title to the Options, with full power to deliver the Options hereunder. Upon payment for the Options pursuant to this Agreement, the Company will receive good and marketable title to the Options, free and clear of all liens, encumbrances, claims, security interests and defects.

   3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as follows:

             (a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, with corporate power to own its properties and to conduct its business as now conducted. The Company has full legal right, power and authority to enter into and perform this Agreement.

             (b) Authorization. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding agreement of the Company.

             (c) No Conflicts. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, will violate or conflict with (i) any provisions of the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties are subject or (iii) any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, government agency or instrumentality, domestic or foreign, binding upon the Company.

   4. Price Adjustment Event. If at any time prior to January 20, 1999, any Price Adjustment Event (as hereinafter defined) occurs or an agreement in principle concerning the material terms of a Price Adjustment Event is reached, then the Company shall immediately notify the Seller. Contemporaneously with the consummation of the Price Adjustment Event, the Company shall pay to the Seller an amount equal to 752,478 times the excess, if any, of (i) the per share purchase price determined as of the date upon which such Price Adjustment Event is consummated and paid in connection with the Price Adjustment Event, over (ii) $7.31 per share.
   All computations made pursuant to this section and paid to Seller shall be made in writing and shall be satisfactory to Seller.

             For purposes herein, Price Adjustment Event shall mean any Change of Control of the Company. "Change of Control" shall mean and shall be deemed to have occurred if at any time for whatever reason any Person together with "affiliates" and "associates" of such Person, within the meaning of Rule 12b-2 of the Commission under the Exchange Act, shall acquire control or beneficial ownership (including beneficial ownership resulting from the formation of a "group" within the meaning of Rule 13d-5 of the Commission under the Exchange Act) of more than 51% of the shares of any class of voting stock of the Company.



   5.        Miscellaneous.

             (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

             (b) Expenses. Each party shall bear its own expenses and costs for any and all transactions contemplated by this Agreement.

             (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the parties hereto.

             (d) Amendments. This Agreement embodies all representations, warranties and agreements of the parties hereto, supersedes any prior agreement and the understanding between the parties with respect to the subject matter of this Agreement. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both the parties hereto. However, either party may waive any condition to the obligation of the other party hereunder.

             (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given, if given) by delivery, by facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

                                 If to the Company:

                                 Hein-Werner Corporation
                                 2120 Pewaukee Road
                                 Waukesha, Wisconsin 53188

                                 Attention:     J.L. Dindorf, President and
   C.E.O.


                                 If to the Seller:

                                 Massachusetts Mutual Life Insurance Company
                                 1295 State Street
                                 Springfield, MA 01111-0001

                                 Attention:     Roger W. Crandall

   or at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

             (f) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

             (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

             IN WITNESS WHEREOF, HEIN-WERNER CORPORATION and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY have caused this Agreement to be duly executed as of the day and year first above written.

                                      HEIN-WERNER CORPORATION

                                      By:/s/ Joseph L. Dindorf

                                           Name:  Joseph L. Dindorf
                                           Title: President and
                                           Chief Executive Officer

                                      Seller:

                                      MASSACHUSETTS MUTUAL LIFE
                                      INSURANCE COMPANY, MassMutual
                                      Participation Investors and
                                      MassMutual Corporate Investors

                                      By:/s/ Charles C. McCobb

                                           Name:  Charles C. McCobb
                                           Title: Managing Director